UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 7, 2007 (August 31, 2007)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 31, 2007, CTX Mortgage Company, LLC, a Delaware limited liability company (“CTX Mortgage”) and an indirect wholly-owned subsidiary of Centex Corporation, a Nevada corporation (“Centex”), entered into a committed bank mortgage warehouse credit facility (the “Warehouse Facility”) with JPMorgan Chase Bank (collectively with other banks that may become parties thereto as buyers, the “Banks”) in order to provide financing for mortgage loans originated by CTX Mortgage in the ordinary course of its mortgage finance business. The Warehouse Facility provides for, among other things, the sale by CTX Mortgage to the Banks, on a revolving basis, of mortgage loans with associated borrowings of up to an aggregate of $450 million. Such loans will generally be repurchased by CTX Mortgage on a specified date or on demand and will then be resold by CTX Mortgage to third parties. The facility has an accordion feature under which, subject to the successful syndication of additional committed capacity, the Banks may extend up to an additional $550 million of borrowings on mortgage loans on the same terms. Mortgage loans eligible for sale by CTX Mortgage under the Warehouse Facility are conforming loans, FHA/VA-eligible loans and jumbo loans meeting conforming underwriting guidelines except as to the size of the loan. For financial accounting purposes, borrowings under the Warehouse Facility will constitute short-term debt obligations of CTX Mortgage, and will be consolidated on Centex’s financial statements. The Warehouse Facility renews and increases a similar $200 million warehouse credit facility that expired in August 2007. The Warehouse Facility contains various affirmative and negative covenants, representations, warranties and events of default or termination of a type generally customary for facilities of this type. In addition to the new Warehouse Facility, CTX Mortgage has a $200 million committed warehouse financing facility with another lender.
     Until recently, CTX Mortgage funded the origination of mortgage loans predominantly through the sale of loans to Harwood Street Funding I, LLC (“HSF-I”), a special purpose entity. Under the HSF-I facility, HSF-I generally obtained the funds needed to purchase eligible mortgage loans from CTX Mortgage by issuing short-term securities. In mid-2007, the credit markets experienced disruption and a curtailment of liquidity. For a discussion of certain market conditions affecting our ability to finance our mortgage operations, please see the risk factors contained in our periodic reports on Form 10-K and 10-Q. As a result of the more recent market conditions affecting mortgage-backed loans, which worsened significantly in August 2007, beginning in August 2007, CTX Mortgage realized that it may not be able to rely on asset-backed funding vehicles, such as HSF-I, for its primary mortgage funding needs. In order to diversify its capital sources and provide additional liquidity, CTX Mortgage has elected to increase the amount of available warehouse credit lines by entering into the renewed Warehouse Facility. CTX Mortgage may seek to enter into additional mortgage warehouse facilities with other lenders. CTX Mortgage reduced the maximum amount of debt that HSF-I can issue from $3.0 billion to $1.5 billion. Further use of HSF-I will depend on market conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: September 7, 2007